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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT



NAME OF SUBSIDIARY  1                                                     STATE OF INCORPORATION
---------------------                                                     ----------------------
Tri-Co. Foods Corp.                                                            Pennsylvania

Spring Glen Fresh Foods, Inc.                                                  Pennsylvania

Consumers Packing Company                                                      Pennsylvania
     d/b/a Hanover Foods - Lancaster Division

Hanover Insurance Company Ltd                                              Grand Cayman, B.W.I.

Nittany Corporation                                                              Delaware

                                                                                Pennsylvania
SunnySide Fresh Foods




NOTE:  Tri-Co. Foods Corporation has two wholly-owned subsidiaries:

Alimentos Congelados Monte Bello S.A.                                     Republic of Guatemala

Sunwise Corporation                                                              Florida




1:  100% owned by Parent



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